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                                  EXHIBIT 10.2





                       SUPPLEMENTARY DEVELOPMENT AGREEMENT



                                     Between



                             TTR Technologies, Inc.
                            Dba Amedia Networks, Inc.

                                       and

                            Lucent Technologies Inc.



                         Effective as of April 16, 2004

                      Related to Ethernet Fiber to the Home
                        Development and License Agreement


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This Supplementary Development Agreement ("Agreement"), effective April 16, 2004
("Effective Date"), is made by and between TTR Technologies, Inc., a New York Corporation doing business as Amedia Networks, Inc. ("TTR"), with offices located at 4424 Sixteenth Avenue, Brooklyn, New York 11204, and Lucent Technologies Inc., a Delaware Corporation with offices located at 600 Mountain Avenue, Murray Hill NJ 07974-0636 ("Lucent"). TTR and Lucent are referred to herein as the Parties. The Parties agree as follows:

                                    RECITALS

Whereas the Parties wish to add certain development items to the Ethernet Fiber to the Home Project described in the Development and Licensing Agreement between Lucent Technologies Inc. and TTR Technologies, Inc., effective as of January 6, 2004, relating to Ethernet Fiber to the Home (EFTTH); and

Whereas the Parties wish to document the agreements for the development deliverables and payment schedule for these development items;

It is hereby agreed as follows:

                                    AGREEMENT

I. This Agreement is entered into as a supplementary agreement to the Development and Licensing Agreement between Lucent Technologies Inc. and TTR Technologies, Inc., effective as of January 6, 2004, relating to Ethernet Fiber to the Home (EFTTH) ("Development and Licensing Agreement"). Except as expressly set forth herein, all provisions of the Development and Licensing Agreement remain in force and none are replaced or invalidated by the provisions of this Agreement.

II. This Agreement sets forth terms and conditions for supplementary development and delivery of four specific items (hereinafter "Supplementary Development Items") that are in addition to the items identified in the Development and Licensing Agreement. These items are:

    1. Next Generation PG1000 Premises Gateway (aka "Residential Gateway")
    2. Environmental Hardening of AS5000 Aggregator Switch (aka "Polecat")
    3. Next Generation PPC Circuit Pack for the Core Switch (aka "Jaguar")
    4. QoStream Director Demonstration Management System (aka "phase 0 and 1
       NMS")

III. Early deliverables for these Supplementary Development Items include a Market Requirements Document (MRD), System Requirements Document (SRD), a Development Specification (DS), and Hardware (HWA) and Software (SWA) Architecture documents. The MRD, SRD, and DS will focus on the Supplementary Development Items, and all four will be included in a single document. TTR is responsible for the MRD, and Lucent is responsible for the SRD and DS. Each of these documents focuses on the four Supplementary Development Items and includes all four items in a single document. The Hardware and Software Architecture Documents are per Supplementary Development Item.

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IV. As indicated in Exhibit A, milestones for baselining of these early deliverable documents are NOT associated with payments on the payment schedule. The payments for these milestones through 08/31/04 sum to $500K, as summarized in Exhibit B. IN CONSIDERATION FOR LUCENT WORK WITH RESPECT TO THE SUPPLEMENTARY DEVELOPMENT ITEMS, TTR SHALL PAY TO LUCENT THE AMOUNTS SET FORTH ON EXHIBIT B, ACCORDING TO THE PAYMENT SCHEDULE SET FORTH THEREIN.

V. Supplementary Development Item 1: Next Generation PG1000 Premises Gateway

This development item relates to the Next Generation PG1000 Premises Gateway, including deliverables of (1) design for the models build, (2) baselining of the Acceptance Test Plan and Configuration, (3) baselining of the and Certification Plan, (4) delivery of four working models of the PG1000 hardware and software to TTR along with documentation for Customer Documents, and (5) completion of the certification program for the PG1000, as identified in Table A1.

This work item includes hardware and software development of the 802.11 Wireless Ports, incorporation of the wireless antenna in the PG1000 housing, inclusion of a mini-PCI connector on the circuit pack, modification of the housing to incorporate a slot for insertion/removal of the mini-PCI Card, inclusion of pluggable optics at the WAN port, appropriate cost reduction, and other general improvements to be agreed upon by the Parties.

It is agreed by the Parties that they will create a project plan structuring the development project to meet or approach the business objective of providing all deliverables of Appendix A1 by 09/30/04

VI. SUPPLEMENTARY DEVELOPMENT ITEM 2: HARDENED AS5000 AGGREGATOR SWITCH

This development item relates to a hardened AS5000 Aggregator Switch, including deliverables of (1) Design for the models build, (2) baselining of the Acceptance Test Plan and Configuration, (3) baselining of the and Certification Plan, (4) delivery of two working models of the hardened AS5000 hardware to TTR along with documentation for Customer Documents, and (5) completion of certification testing for the hardened unit, as identified in Table A2.

This work item includes extended range component specification, any hardware development of AS5000 shelf, and specification of a cabinet ("street furniture") for housing stacked hardened AS5000 shelves, appropriate cost reduction, and other general improvements to be agreed upon by the Parties.

It is agreed by the Parties that they will create a project plan structuring the development project to meet or approach the business objective of providing all deliverables of Appendix A2 by 09/30/04

VII. SUPPLEMENTARY DEVELOPMENT ITEM 3: NEXT GENERATION PPC CIRCUIT PACK FOR THE CORE SWITCH (AKA "JAGUAR")

This development item relates to redesign of the Packet Processor Card (PPC) to design out the Silicon Access chip set hardware and software drivers and design

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in a suitable replacement chip set, including deliverables of (1) Design for the models build, (2) baselining of the Acceptance Test Plan and Configuration, (3) baselining of the and Certification Plan, (4) delivery of four working models of the NGPPC hardware and software to TTR along with documentation for Customer Documents, and (5) completion of the certification program for the Core Switch with the NGPPC, as identified in Table A3.

This work item includes development of a pin-for-pin compatible NGPPC that is compatible with the existing PPC slot in the Core Switch but which utilizes a replacement chip set for the Silicon Access chip set. The development project also includes interfacing this hardware with the other hardware on the circuit pack and utilizing new software drivers to interface the application software to the new chip set. In addition, appropriate cost reduction is included as are other general improvements to be agreed upon by the Parties..

It is agreed by the Parties that they will work a project plan structuring the development project to meet or approach the business objective of providing all deliverables of Appendix A3 by 09/30/04

VIII. SUPPLEMENTARY DEVELOPMENT ITEM 4: QOSTREAM DIRECTOR DEMONSTRATION MANAGEMENT SYSTEM

This development item relates to the development of QoStream Director Initial Application Software (aka Phase 0), to be used at SUPERCOMM, and QoStream Director Final Application Software (aka Phase 1) for ongoing demonstrations in laboratory environments.

As identified in Table A4, this work item includes application software development to support GUI for remote, end-to-end single person operations for a network with limited numbers of CS1200, AS5000, and PG1000 network elements for trade show and lab demonstrations. The GUI should have the look and feel appropriate for customer use. Deliverables also include specification of a hardware and system software configuration for running the application with performance that would be satisfactory to a customer. In addition, an Acceptance Test Plan and documentation for users is required.

It is agreed by the Parties that they will create a project plan structuring the development project to meet or approach the business objective of providing all deliverables of Appendix A4 by 09/30/04.







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IX.  ACKNOWLEDGEMENT

To acknowledge this Agreement, the following signatures indicate acceptance and agreement of the parties with this Agreement.


TTR Technologies, Inc.,
Dba AMEDIA NETWORKS, INC.



By:     /s/ Frank Galuppo
    ----------------------------
         Frank R. Galuppo

Title: Chief Executive Officer

Accepted and Agreed:

LUCENT TECHNOLOGIES INC.


By:    /s/ Victor Lawrence
    ----------------------------
     Dr. Victor B. Lawrence

Title: VP Advanced Technologies


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